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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 8, 2002, relating to the financial statements, which appears in Champion Enterprises, Inc.'s Current Report on Form 8-K dated June 27, 2002. We also consent to the reference to us under the heading "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
July 9, 2002